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                                    Exhibit 5

                   LEGAL OPINION OF BISCHOFF, KENNEY & NIEHAUS

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                           BISCHOFF, KENNEY & NIEHAUS
                               5630 N. Main Street
                              Sylvania, Ohio 43560
                            Telephone: (419) 882-0594
                               Fax: (419) 885-2042

                               September 15, 2000

Farmers National Banc Corp.
20 South Broad Street
Canfield, Ohio 44406

         RE: Acquisition through a Statutory Merger of Security Financial
             Corporation

Ladies and Gentlemen:

With respect to the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Farmers National Banc Corp., an Ohio corporation ("Farmers"), with the Securities and Exchange Commission relating to the registration of 3,556,053 shares of Farmers common stock, without par value (the "Stock"), to be issued in connection with the proposed merger (the "Merger") of Security Financial Corp, a Delaware corporation ("Security"), with and into Farmers, we advise you as follows:

We are counsel for Farmers and have participated in the preparation of the Registration Statement. We have reviewed the Agreement and Plan of Merger, dated May 26, 2000, between Farmers and Security, Farmers' Articles of Incorporation, Farmers' Code of Regulations, the corporation action taken to date in connection with the Registration Statement and the issuance and sale of the Stock, and such other documents and authorities as we deem relevant for the purpose of this opinion.

Based upon the foregoing, we are of the opinion that:

         (a) upon the proper approval of the Merger by the shareholders of Farmers and Security;

         (b) upon the approval of the Merger by the appropriate regulatory authorities and the expiration of all applicable waiting periods;

         (c) upon compliance with the Securities Act of 1933, as amended, and with the securities or "blue sky" laws of the states in which the Stock is to be offered for sale; and

         (d)      upon the "Effective Time," as defined in the Merger Documents;

the Stock, when issued and delivered as provided in the Merger Documents in accordance with the resolution adopted by the Board of Directors of Farmers, will be legally issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the Prospectus included in the Registration Statement.

                                     Very truly yours,

                                     /s/ BISCHOFF, KENNEY & NIEHAUS

                                     BISCHOFF, KENNEY & NIEHAUS